As filed with the Securities and Exchange Commission on
March 16, 2007

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

/X/  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

/X/  Amendment No. 1

       Investment Company Act File No. 811-21963

Rochdale Core Alternative Strategies Master Fund, LLC
(Exact name of Registrant as specified in Charter)

Address (Address of principal executive offices)

570 Lexington Avenue
New York, New York 10022-6837

Registrant's Telephone Number, including Area Code: (212) 702-3500

Kurt Hawkesworth
General Counsel
Rochdale Investment Management LLC
570 Lexington Avenue
New York, New York 10022-6837

(Name and address of agent for service)

Copies of Communications to:

Robert S. Schneider, Esq.
Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, 18th Floor
New York, New York 10176

EXPLANATORY NOTE

This Registration Statement of Rochdale Core Alternative Strategies Master Fund, LLC (the “Registrant” or the “Master Fund”) has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, units in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such units will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended of Rochdale Core Alternative Strategies Master Fund, LLC (“Master Fund Registration Statement”) does not constitute an offer to sell, or the solicitation of an offer to buy, any unit in the Registrant.

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND, LLC

CONTENTS OF REGISTRATION STATEMENT

This amendment to the registration statement of Rochdale Core Alternative Strategies Master Fund, LLC contains the following documents:

Facing Sheet

Explanatory Note

Contents of Registration Statement

Part A

Part B

Part C

Signature Page

Exhibits
PART A

    Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

    Responses to certain Items required to be included in Part A of this Master Fund Registration Statement are incorporated herein by reference to the Registration Statement on Form N-2, as amended, of Rochdale Core Alternative Strategies Fund, LLC (the “Fund") (1933 Act File No. 333-138071 and 1940 Act File No. 811-21965).

ITEM 3. FEE TABLE AND SYNOPSIS.

    Not Applicable.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT.

    Rochdale Core Alternative Strategies Master Fund, LLC (the "Master Fund")is a closed-end, non-diversified management investment company that was organized as a limited liability company under the laws of the State of Delaware on September 11, 2006. Units in the Master Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Fund may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

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    Information on the Master Fund's investment objective, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference to the sections titled "Investment Objective and Strategies", “Principal Risk Factors Relating to the Fund’s Structure”, "Principal Risk Factors, Types of Investments and Investment Strategies of the Hedge Funds” in the Fund's prospectus included in the Fund's Registration Statement on Form N-2, as amended,.

ITEM 9. MANAGEMENT.

    A description of how the business of the Master Fund is managed is incorporated herein by reference to the section titled "Management of the Fund and the Master Fund" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2, as amended. The following list identifies the specific sections of the Fund’s prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a)     Management of the Fund and the Master Fund - The Boards.

Item 9.1(b)     Summary - The Manager and the Sub-Adviser; Management of the Fund and the Master Fund - The Manager, - The Sub-Adviser; Fees and Expenses - Investment Management Fee Shared by the Manager and Sub-Adviser, - Incentive Fee.

Item 9.1(c)     Management of the Fund and the Master Fund - Portfolio Managers.

Item 9.1(d)     Management of the Fund and the Master Fund; Fees and Expenses - Administrative Fee, -
Investor Servicing Arrangements.

Item 9.1(e)     Management of the Fund and the Master Fund;
         Fees and Expenses - Other Expenses of the Fund.

Item 9.1(f)     Management of the Fund and the Master Fund; Fees and Expenses - Other Expenses of the
Fund.

Item 9.1(g)     Portfolio Transactions - The Master Fund.

Item 9.2(a)     Not Applicable

Item 9.2(b)     Not Applicable

Item 9.2(c)     Not Applicable

Item 9.2(d)     Not Applicable

    The Master Fund is managed by Rochdale Investment Management LLC (the “Manager”). The Adviser is controlled by Carl Acebes and Garrett R. D'Alessandro through their indirect beneficial ownership of the outstanding voting securities of the Manager. The Manager provides the Master Fund with ongoing investment guidance, policy direction pursuant to the Investment Management Agreement. The Manager is authorized, subject to the approval of the Master Fund's Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Master Fund or to assist in providing these services. The Manager entered into a sub-investment management agreement with AIG Global Investment Corp. (the “Sub-Adviser”).

    The Manager is owned primarily by Carl Acebes who is its Chairman, Chief Investment Officer and Founder. The Sub-Adviser is an indirect wholly owned subsidiary of American International Group, Inc. (listed on the New York Stock Exchange as: “AIG”). The Sub-Adviser is a member of the AIG Global Investment Group (“AIGGIG”), a group of international companies which also are AIG subsidiaries and provide investment advice and market asset management products and services to clients around the world. AIGGIG is a worldwide leader in asset management; with extensive capabilities in equity, fixed-income, Hedge Funds, private equity, and real estate. AIGGIG manages nearly $540 billion in assets, and employs more than 1,800 professionals in 44 offices around the world as of June 30, 2006. Total assets under management include approximately $450 billion of AIG affiliated assets.

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The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund's assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.

The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund's assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager. See "Management -- The Manager and Sub-Adviser."

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.

ITEM 10.1. CAPITAL STOCK.

    The Master Fund is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes.

    The beneficial interest in the Master Fund shall be divided into units. The number of units in the Master Fund shall be unlimited. All units issued by the Master Fund shall be fully paid and non assessable. Unit holders shall have no preemptive or other rights to subscribe to any additional units or other securities issued by the Master Fund. Subject to applicable law, the Directors of the Master Fund (the "Directors") shall have full power and authority, in their sole discretion and without obtaining unit holder approval, (a) to issue original or additional units at such times and on such terms and conditions as they deem appropriate, (b) to establish and to change in any manner units with such preference, terms of conversion, voting powers, rights, and privileges as the Directors may determine (but the Directors may not change units in a manner materially adverse to the unit holders), (c) to divide or combine the units in the Master Fund into a greater or lesser number, (d) to dissolve the Master Fund,(e) to issue units to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (f) to take such other action with respect to the units as the Directors may deem desirable.

    The Directors shall accept investments from such persons and on such terms as they may from time to time authorize. At the Directors' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Master Fund is authorized to invest. The Directors shall have the right to refuse to accept investments in the Master Fund at any time without any cause or reason therefor whatsoever.

Notwithstanding anything in the Master Fund's Limited Liability Company Agreement to the contrary, (a) units shall be issued only in a transaction or transactions not requiring registration under the 1933 Act and (b) the Master Fund shall not at any time have more than 100 unit holders. In determining the number of unit holders of the Master Fund, a person owning a unit through a partnership, grantor trust or S corporation (a "flow-through entity") shall be counted as a unit holder if substantially all the value of that person's interest in the flow-through entity is attributable to that series and a principal purpose for using a tiered structure was to satisfy the 100-unit holder condition. The Directors shall impose such other limitations on investments in the Master Fund as are necessary to avoid having the Master Fund treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code.

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    The Master Fund may be terminated by a two-thirds vote of unit holders of the Master Fund or the Directors by written notice to the unit holders.

    The Directors may, without unit holder approval, cause the Portfolio Company to merge or consolidate with or into any other entity or entities. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Directors, and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

    The Directors may, without the prior consent or vote of the unit holders, (i) cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization (each, a "successor entity") to take over all of the Master Fund property or assets or to carry on any business in which the Master Fund shall directly or indirectly have any interest, (ii) sell, convey, and transfer Master Fund property or assets to any such successor entity in exchange for the equity interests thereof or otherwise and (iii) lend money to, subscribe for the equity interests in, and enter into any contracts with, any such successor entity.

ITEM 10.2. LONG-TERM DEBT.

    Not applicable.

ITEM 10.3. GENERAL.

    Not applicable.

ITEM 10.4. TAXES.

    Information on the taxation of the Master Fund is incorporated by reference to the section titled "Taxes" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

ITEM 10.5. OUTSTANDING SECURITIES.

    See Item 28 of Part C of this Master Fund Registration Statement.

ITEM 10.6. SECURITIES RATINGS.

    Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES.

    Not applicable.

ITEM 12. LEGAL PROCEEDINGS.

    Information about legal proceedings with respect to the Sub-Adviser to the Master Fund is incorporated by reference to the section titled “Legal Proceedings” in the Fund’s prospectus included in the Fund’s Registration Statement on Form N-2.

ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

    Not applicable.

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PART B

Part B of this Registration Statement should be read in conjunction with Part A. Defined terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Master Fund Registration Statement are incorporated herein by reference to the Registration Statement on Form N-2, as amended, of Rochdale Core Alternative Strategies Fund, LLC (the “Fund") (1933 Act File No. 333-138071 and 1940 Act File No. 811-21965).
ITEM 14. COVER PAGE.

    Not applicable.

ITEM 15. TABLE OF CONTENTS.

    Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY.

    Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES.

    Part A contains basic information about the investment objective, policies and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

    Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Master Fund, the types of securities bought and investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund's investment programs, is incorporated by reference to the sections titled “Investment Objective and Strategies”; “Management Strategy”; “Principal Risk Factors Relating to the Fund’s Structure”; “Principal Risk Factors, Types of Investments, and Investment Strategies of the Hedge Funds” in the Fund's prospectus.

    In the Fund’s statement of additional information included in the Fund's Registration Statement on Form N-2, as amended, additions to such information are incorporated by reference to the sections titled “Additional Investment Policies”; “Fundamental Policies”; and “Additional Information on Investment Techniques and Operations of the Fund and Related Risks”.

ITEM 18. MANAGEMENT.

    Information about the Directors and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Directors, and the committees of the Master Fund is incorporated by reference to the section titled "Management of the Fund and the Master Fund" and to the section titled "Directors and Officers"; “Committees of the Boards”; and “Director Compensation” in the Fund's statement of additional information included in the Fund's Registration Statement on Form N-2, as amended.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

    The Fund will invest substantially all of its assets in the Master Fund. Because the Fund may at that time be deemed to control the Master Fund, the Fund may take actions affecting the Master Fund without the approval of any other investor. The addition of other investors in the Master Fund may alter the Fund's potential ability to control the Master Fund.

1

    The Fund has informed the Master Fund that whenever it is requested to vote on any proposal of the Master Fund, it will hold a meeting of Unit holders and will cast its vote as instructed by its Unit holders. It is anticipated that any other investors in the Master Fund would follow the same or a similar practice.

    The address of the Fund is the same as that of the Master Fund.

    Upon issuance of units of Registrant, the Fund and Rochdale Core Alternative Strategies Fund TEI LLC to each entity’s organizational member, the organizational member of these latter two funds (i.e. feeder funds) and the organizational member of Registrant may be considered to control the Master Fund, i.e. Registrant. Registrant, the Fund and Rochdale Core Alternative Strategies Fund TEI LLC may be considered to be under common control.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.

    Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference to the section titled "Management of the Fund and the Master Fund" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

The following list identifies the specific sections in the Fund's prospectus or statement of additional information under which the information required by Item 20 of Form N-2 may be found; each section is incorporated herein by reference.

Item 20.1(a)    Prospectus - Management of the Fund and the Master Fund - The Manager.

Item 20.1(b)   Prospectus - Management of the Fund and the Master Fund - The Manager.

Item 20.1(c)    Prospectus - Fees and Expenses - Investment Management Fee Shared by the Manager and the Sub-Adviser; Fees and Expenses - Incentive Fee; - Other Expenses.

Item 20.2    Prospectus - Management of the Fund and the Master Fund - The Manager; - The Sub-Adviser; Fees and Expenses - Other Expenses.

Item 20.3    Not Applicable

Item 20.4    Prospectus - Fees and Expenses - Administrative Fee; - Other Expenses.

Item 20.5    Prospectus - Investment Objective and Strategies - Investment Process; Management of the Fund and the Master Fund - The Sub-Adviser; Fees and Expenses - Investment Management Fee Shared by the Manager and the Sub-Adviser; - Incentive Fee.

Item 20.6    Prospectus - Fees and Expenses - Other Expenses; Statement of Additional Information - Custodian and Administrator.

Item 20.7    Prospectus - Accountants and Legal Counsel; Statement of Additional Information - Independent Auditors.

Item 20.8    Not Applicable

ITEM 21.   Portfolio Managers.

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    Further information about the Master Fund's portfolio managers is incorporated herein by reference to the section titled "Portfolio Managers" in the Fund's Statement of Additional Information included in the Fund's Registration Statement on Form N-2.

Item 22. Brokerage Allocation and Other Practices.

Reference is made to the section titled “Portfolio Transactions” in both the Prospectus and the Statement of Additional Information in the Fund’s Registration Statement on Form N-2.

ITEM 23. TAX STATUS.

    Information on the taxation of the Master Fund is incorporated by reference to the section titled "Taxes" in the Fund's prospectus and to the section titled "Tax Aspects" in the Fund's statement of additional information included in the Fund's Registration Statement on Form N-2.

ITEM 24. FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member and
Board of Directors of
Rochdale Core Alternative Strategies Master Fund LLC

We have audited the accompanying statement of assets and liabilities of Rochdale Core Alternative Strategies Master Fund LLC (the “Fund”) as of January 30, 2007, and the related statement of operations for the period then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of cash as of January 30, 2007, by correspondence with the custodian. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rochdale Core Alternative Strategies Master Fund LLC as of January 30, 2007, and the results of its operations for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

February 14, 2007

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Rochdale Core Alternative Strategies Master Fund LLC
STATEMENTS OF ASSETS AND LIABILITIES
January 30, 2007

ASSETS:
Cash	$200,000
Receivable from Manager	12,292
Deferred offering costs	7,541
Total assets	219,833
LIABILITIES:
Organization costs payable	12,292
Offering costs payable	7,541
Total liabilities	19,833

NET ASSETS	$200,000

MEMBERS' CAPITAL	$200,000

Rochdale Core Alternative Strategies Master Fund LLC
STATEMENTS OF OPERATIONS
Period Ended January 30, 2007

EXPENSES:
Organizational Expenses	$12,292
Less: Expenses Reimbursed by Manager	(12,292)

NET INCOME	$—

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Organization

Rochdale Core Alternative Strategies Master Fund LLC (the "Master Fund") is a closed-end, non-diversified management investment company that was organized as a limited liability company under the laws of the State of Delaware on September 11, 2006 and serves as a master fund in a master feeder structure. Units in the Master Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Fund may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Fund is a registered investment company under the Investment Company Act of 1940.

Rochdale Investment Management LLC (the “Manager” or “Rochdale”) is the investment adviser to the Master Fund. The Manager delegated sub-investment advisory responsibilities to AIG Global Investment Corp. (the “Sub-Adviser”) with respect to the Master Fund.

The Master Fund seeks to achieve its objective by investing substantially all of its assets in the securities of privately placed investment vehicles, typically referred to as hedge funds (“Hedge Funds”), that pursue a variety of “absolute return” investment strategies. “Absolute return” refers to a broad class of investment strategies that attempt to consistently generate positive returns regardless of market conditions.

1.	Significant Accounting Policies

The following accounting policies are in accordance with accounting principles generally accepted in the United States and are consistently followed by the Master Fund.

Organization Expenses
Expenses incurred by the Master Fund in connection with the organization are expensed as incurred. The Manager has agreed to reimburse the Master Fund for these expenses, subject to potential recovery (see Note 4).

Fund Expenses
The Master Fund will bear all expenses incurred in its business. The expenses of the Master Fund include, but are not limited to, the following: legal fees; accounting and auditing fees; custodial fees; costs of computing the Master Fund's net asset value; costs of insurance; registration expenses; due diligence, including travel and related expenses; expenses of meetings of the Board and members; all costs with respect to communications to members; and other types of expenses as may be approved from time to time by the Board.

Income Taxes
The Master Fund intends to be treated as a partnership for Federal income tax purposes. Each member is responsible for the tax liability or benefit relating to such member’s distributive share of taxable income or loss. Accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements.

Deferred Offering Costs
Offering Costs will be charged to members’ capital in proportion to the number of units sold during the offering period.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

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2.	Management and Incentive Fees

Under the supervision of the Master Fund’s Board and pursuant to an investment management agreement (“Investment Management Agreement”), Rochdale Investment Management LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, serves as the Manager for the Master Fund. The Manager is authorized, subject to the approval of the Master Fund’s Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Master Fund or to assist in providing these services. The Manager entered into a sub-investment management agreement with AIG Global Investment Corp. (the “Sub-Adviser”). The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund’s assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.

The investment management fee is shared by the Manager and the Sub-Adviser. The Master Fund will pay the Manager an investment management fee at an annual rate equal to 1.25% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Master Fund of Units. The investment management fee will accrue monthly and will be payable at the end of each quarter. The investment management fee will be paid to the Manager out of the Master Fund’s assets. The Manager will pay a fee to the Sub-Adviser at a rate equal to 60% of the amount of the fee earned by the Manager pursuant to the Investment Management Agreement.

The Sub-Adviser is entitled to receive a performance-based incentive fee equal to 10% of the net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, in excess of the “Preferred Return”, subject to reduction of that excess for prior losses that have not been previously offset against net profits (the “Incentive Fee”). The Incentive Fee will be accrued monthly and is generally payable annually. The Preferred Return is an annual return equal to the 3-year Treasury constant maturity rate as reported by the Board of Governors of the Federal Reserve System as of the last business day of the prior calendar year plus 2%.

3.	Expense Reimbursement

The Manager has contractually agreed to waive and/or reimburse the Master Fund’s expenses to the extent needed to limit the Master Fund’s annual operating expenses combined with the annual operating expenses of Rochdale Core Alternative Strategies Fund LLC or Rochdale Core Alternative Strategies Fund TEI LLC (the “Feeder Funds”) to 2.25% of net assets. To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed. A Fund will make no such payment, however, if its total annual operating expenses exceed the expense limits in effect at the time the expenses were reimbursed or at the time these payments are proposed.

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            PART C
Responses to Items 25.2.h, 25.2.1, 25.2.n and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

         OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS.

(1)  Financial Statements:

  Included in Part A:

    Performance Information. (1)

  Included in Part B:

    Financial Statements.

(2)  Exhibits:

   (a)(i) Certificate of Formation, dated September 11, 2006.(2)

   (a)(ii) Limited Liability Company Agreement.

   (b) Not applicable.

(c)    Not applicable.

(d)    Not applicable.

(e)    Not applicable.

(f)     Not applicable.

(g)(i)         Form of Investment Advisory Agreement.

(g)(ii)        Form of Sub-Investment Advisory Agreement.

(h)      Not applicable.

(i)       Not applicable.

(j)(i)   Form of Custodian Agreement. (3)

(ii)      Form of Escrow Agreement. (3)

(k)(i)   Form of Administration Agreement. (3)

(ii)      Form of Expense Limitation Agreement. (3)

(l)       Not applicable.

(m)     Not applicable.

(n)(i)      Not applicable.

(ii)              Form of Consent of Independent Auditors.

(o)      Not applicable.

(p)      Not applicable.

(q)      Not applicable.

(r)      Form of Code of Ethics (3)

(s)(1)    Power of Attorney for Interested Director of the
     Registrant (3)

(s)(2)    Power of Attorney for President of the Registrant (3)

(s)(3)    Power of Attorney for Independent Director of the     Registrant. (3)

(s)(4)    Power of Attorney for Independent Director of the     Registrant. (3)

(s)(5)    Power of Attorney for Independent Director of the     Registrant. (3)
_______________________________________
(1)	To be filed by amendment. (Master Fund has not begun operations.)
(2)	Previously filed.
(3)	Incorporated by reference to the Fund's Registration Statement on Form N-2, as amended (1933 Act File No. 333-138071 and 1940 Act File No. 811-21965)

ITEM 26. MARKETING ARRANGEMENTS.

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL.

None.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES.

Set forth below is the number of record holders as of January 30, 2007 of each class of securities of the Registrant:

                 Title of Class

Number of Record Holders 2        Units of Interest of
                      Limited Liability Company
                      (par value $0.01 per unit)

ITEM 30. INDEMNIFICATION.

A policy of insurance (number 494-78-49 issued by American International Specialty Lines Insurance Company) covering Rochdale Investment Management LLC, its affiliates, and all of the registered investment companies advised by Rochdale Investment Management LLC was obtained to insure the Registrant's directors and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error, or accidental omission in the scope of their duties. Article III, Section 3.7 of the Registrant's Operating Agreement states as follows:

(a) To the fullest extent permitted by law, the Master Fund shall, subject to Section 3.7(b) hereof, indemnify the Organizer, each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Manager, Administrator and Tax Matters Member (including for this purpose each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Manager, Administrator and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Manager, the Administrator or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Organizer, a Director, Manager, the Administrator or the Tax Matters Member, as the case may be, of the Master Fund or the past or present performance of services to the Master Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Master Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Master Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii)the Master Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking, or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Master Fund by vote of a majority of the Directors (excluding any Director who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Master Fund and that such indemnitee is not liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, indemnitee's office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Master Fund and that such indemnitee is not liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

(d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Master Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Master Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Master Fund (or any Member acting derivatively or otherwise on behalf of the Master Fund or its Members).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Master Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Master Fund to purchase and maintain liability insurance on behalf of any Director or other person.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

Reference is made to: (i) the information set forth above under (a) the sections incorporated herein in response to Item 20 above and (b) the caption "Investment Management and Other Services" in the Statement of Additional Information ;(ii) the Form ADV of Rochdale Investment Management LLC (the "Manager") (Central Index Key No. 0001009289)filed with the Commission, which is incorporated herein by reference; and (iii) the Form ADV of AIG Global Investment Corp. (the “Sub-Adviser”) (Central Index Key No.0001092463) filed with the Commission, which is incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS.

The accounts, books, and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession the Registrant's custodian and transfer agent, except those records relating to portfolio transactions and the basic organizational documents of the Registrant (see Subsections (2) (iii). (4), (5), (6), (7), (9), (10) and (11) of Rule 31a-1(b)), which, with respect to portfolio transactions are kept by the Master Fund’s Manager at such entity’s address set forth in the Prospectus and statement of additional information and by the Sub-Adviser at 599 Lexington Avenue, New York, N.Y. 10022 and with respect to the organizational documents by its Administrator at 777 E. Wisconsin Avenue, Milwaukee, WI  53202.

ITEM 33. MANAGEMENT SERVICES.

    Not applicable.

ITEM 34. UNDERTAKINGS.

    Not applicable.

                SIGNATURES
Pursuant to requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York, on the 16th day of March, 2007.

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND, LLC

By: /s/ Carl Acebes *

Carl Acebes
Chairman

This Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carl Acebes * Carl Acebes	Director	March 16, 2007
/s/Garrett R. D’Alessandro * Garrett R. D’Alessandro	President & Principal Financial Officer	March 16, 2007
/s/Maxine C. Baretge* Maxine C. Baretge	Director	March 16, 2007
/s/Jerry Roland* Jerry Roland	Director	March 16, 2007
/s/Thomas J. Volpe* Thomas J. Volpe	Director	March 16, 2007

*By:/s/Kurt Hawkesworh
_____________________
Kurt Hawkesworht,
as attorney-in-fact
__________________
* Pursuant to powers of attorney dated February 1, January 30, January 29, February 5 and January 30, 2007, and provided as exhibits (s)(1), (2), (3), (4) and (5), respectively, in item 25.2.

EXHIBIT INDEX
(These exhibits are filed herewith, except for those previously filed and marked with an asterisk [*] or those incorporated by reference [see footnotesto item 25.2])

Exhibit No. Description of Exhibit

(a)(1)    Certificate of Formation of the Registrant*

(a)(2)    Limited Liability Company Agreement

(g)        Form of Investment Advisory Agreement

(j)(1)    Form of Custodian Agreement

(j)(2)    Form of Escrow Agreement

(k)(1)    Form of Administration Agreement

(k)(2)    Form of Expense Limitation Agreement

(n)(2)    Form of Consent of Independent Auditors

(s)(1)    Power of Attorney for Carl Acebes, Interested
   Director of the Registrant

(s)(2)   Power of Attorney for Garrett R. D'Alessandro,
President of the Registrant

(s)(3)   Power of Attorney for Maxine C. Baretge, Independent Director of the
      Registrant

(s)(4)      Power of Attorney for Jerry Roland, Independent Director of the Registrant

(s)(5)     Power of Attorney for Thomas J. Volpe, Independent Director of the Registrant